UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 30, 2006
ORBITAL SCIENCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-14279	06-1209561

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
21839 Atlantic Boulevard, Dulles, Virginia 20166

(Address of principal executive offices)
Registrant’s telephone number, including area code: (703) 406-5000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans
     On June 19, 2006, the plan administrator for the Deferred Salary and Profit Sharing Plan for Employees of Orbital Sciences Corporation (the “401(k) Plan”) sent a notice to the participants in the 401(k) Plan stating that the custodian of the 401(k) Plan has determined to change the 401(k) Plan’s provider of self-directed account services. The notice stated that, as a result of this change, participants in the 401(k) Plan will not be able to buy or sell shares of common stock of Orbital Sciences Corporation (the “Company”) under the 401(k) Plan during a period that will begin on July 24, 2006 and will end late in the week of August 7, 2006. This period is referred to as the “Blackout Period.”
     On June 30, 2006, the Company sent a notice to its directors and executive officers (the “BTR Notice”) informing them that, pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, they would be prohibited from purchasing, selling or otherwise acquiring or transferring certain equity securities of the Company (including the Company’s common stock, options, restricted stock units and derivative securities pertaining to any of the Company’s equity securities) on the open market or otherwise during the Blackout Period. A copy of the BTR Notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     A participant in the 401(k) Plan, a security holder, or any other interested person may obtain, without charge, information regarding the Blackout Period by contacting Emily Bender, Vice President, Human Resources at 21839 Atlantic Boulevard, Dulles, Virginia 20166 (703) 406-5026.
Item 9.01 Financial Statements and Exhibits
     (c) The Company hereby files the following exhibit:

99.1	Notice to Directors and Executive Officers of Orbital Sciences Corporation Regarding 401(k) Plan Blackout Period and Restrictions on Ability to Trade in Company Securities

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITAL SCIENCES CORPORATION (Registrant)
Date: June 30, 2006	By:	/s/ David W. Thompson
David W. Thompson
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Notice to Directors and Executive Officers of Orbital Sciences Corporation Regarding 401(k) Plan Blackout Period and Restrictions on Ability to Trade in Company Securities